OWNERSHIP LIMIT WAIVER AGREEMENT

THIS OWNERSHIP LIMIT WAIVER AGREEMENT (this “Agreement”), dated as of March 25, 2016, is between Owens Realty Mortgage, Inc., a Maryland corporation (the “Company”), and Nantahala Capital Management, LLC.  Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the hereinafter-mentioned Charter.

RECITALS

A. The Company has elected to be treated as a real estate investment trust (“REIT”) for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). Article VII (“Article VII”) of the Company’s Articles of Amendment and Restatement (the “Charter”) contains certain ownership limitations relating to the Company’s qualification as a REIT, including among other provisions a restriction prohibiting any Person from Beneficially Owning or Constructively Owning in excess of 9.8% of the aggregate of the outstanding shares of Common Stock (in value or in number of shares, whichever is more restrictive) or Capital Stock (in value) of the Company, or such other percentage determined by the Board of Directors in accordance with the Charter (the “Stock Ownership Limit”).

B.  Article VII provides that the Board of Directors of the Company (the “Board”), in its sole discretion, may exempt, prospectively or retroactively, a Person from the Stock Ownership Limit if such Person, among other things, provides to the Board such representations and undertakings as the Board may require.

C. Nantahala Capital Management, LLC, a Massachusetts limited liability company (“Nantahala”), acts as the manager and/or investment advisor of various investment funds and accounts (collectively, the "Funds" and, together with Nantahala, the “Nantahala Investors”).  The parties acknowledge that the Nantahala Investors disclaim status as a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and nothing herein shall be deemed an admission of  “group” status under the 1934 Act.

D. Nantahala believes that such stock ownership by the Nantahala Investors will not adversely affect the Company's qualification as a REIT, and requests an exemption from the Stock Ownership Limit, subject to the terms and conditions set forth herein (the "Ownership Limit Waiver").

E. Pursuant to Article VII, the Board has adopted resolutions approving the Ownership Limit Waiver on the terms and conditions hereinafter set forth.

AGREEMENT

1.  WAIVER OF OWNERSHIP LIMIT

1.1. The Company exempts the Nantahala Investors to the extent they may comprise a “group” for purposes of the 1934 Act or otherwise may be deemed to collectively have Beneficial Ownership or Constructive Ownership above the Stock Ownership Limit solely as a result of Nantahala acting as a manager or investment advisor to the  Nantahala Investors, effective from and after November 1, 2015 and subject to the terms herein, from the Stock Ownership Limit:

(A) to the extent of an aggregate of 1,060,724 shares (but not in excess of 1,060,724 shares) of Common Stock of the Company (for this purpose, counting each share of Common Stock that is Beneficially Owned by any Nantahala Investor only once), which amount shall be adjusted proportionally to reflect stock splits, combinations, recapitalizations, reclassifications, reverse stock splits or similar transactions that affect all shares of stock of the Company equally; provided, however, that any stock repurchases by the Company pursuant to a stock repurchase program shall not result in any such adjustment; and

(B) upon and subject to Nantahala’s continued compliance with Section 2 below.

2.  LIMITATIONS AND OTHER MATTERS

2.1. The Ownership Limit Waiver shall not be effective, and all remedies permitted by Article VII shall apply, if and to the extent that, as a result of any Nantahala Investor’s ownership of Common Stock of the Company permitted by reason of the Ownership Limit Waiver:

(A) any Nantahala Investor, individually, would be considered to own (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code) more than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Common Stock or Capital Stock of the Company, but, in the case of Constructive Ownership, only if the Company would (or could reasonably be expected to) recognize, as a result thereof, more than a de minimis amount of rental income that is disqualified for purposes of the REIT rules by reason of Section 856(d)(2)(B) of the Code as determined by the Company in its discretion;

(B) any Nantahala Investor, individually, would be considered to own (within the meaning of Section 856(h) of the Code) more than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Common Stock or Capital Stock of the Company (whether or not such ownership causes the Company to be “closely held” under the REIT rules); or

(C) any “individual” (within the meaning of Section 542(a)(2) of the Code) would be considered to own (within the meaning of Section 856(h) of the Code) more than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Common Stock or Capital Stock of the Company (whether or not such ownership causes the Company to be “closely held” under the REIT rules).

2.2. For the Ownership Limit Waiver to be effective, Nantahala hereby represents and warrants that:

(A) The Board is not granting an exemption from any restrictions set forth in Article VII except as expressly set forth in this Agreement.

(B) Neither Nantahala nor, to the best actual knowledge of Nantahala, any of the Nantahala Investors will, as a result of its acquisition or ownership of Common Stock of the Company covered by this Agreement, own (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code), more than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Common Stock of the Company.

(C) No “individual” (as defined in Section 542(a)(2) of the Code) who owns (within the meaning of Section 856(h)(1) of the Code) any of the shares of Common Stock of the Company covered by the Ownership Limit Waiver, shall own shares of Common Stock of the Company in an amount greater than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Common Stock of the Company, it being understood that Nantahala is not responsible for the ownership of shares of Common Stock of the Company that an unaffiliated owner of one or more of the Funds may hold directly or otherwise through accounts not managed by Nantahala or its affiliates.

(D) This Agreement shall not affect any remedies of the Company set forth in the Charter upon the Ownership Limit Waiver ceasing to be effective in accordance with the terms herein.

2.3.  Nantahala covenants to notify the Company promptly after it obtains actual knowledge that any of the representations and warranties in Section 2.2 is or may no longer continue to be accurate.  Except as otherwise determined by the Board in its sole discretion, the Ownership Limit Waiver shall cease to be effective upon any breach of the representations or covenants set forth herein. In addition, if the Ownership Limit Waiver ceases to be effective as a result of the operation of the preceding sentence, all remedies set forth in Article VII shall be applicable.

2.4. Neither this Agreement nor the waiver contained herein may be assigned or transferred, including by operation of law or in connection with a merger, consolidation, transfer of equity interests or other transaction involving any party benefiting from the waiver, by any party hereto or any of their respective affiliates without the prior written consent of the Company.

3. MISCELLANEOUS

3.1. Additional Actions and Documents. Each of the parties hereby agrees to use its reasonable best efforts to cause to be taken such further actions, to execute, deliver and file or use its reasonable best efforts to cause to be executed, delivered and filed such further documents, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

 3.2. Counterparts. This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

3.3. Definitions. All references to any Code provision shall be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.

 3.4. Assignment. Neither party may assign its rights and obligations under this Agreement, in whole or in part, without the prior written consent of the other party, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by either party of its respective rights or obligations under this Agreement release such party from its liabilities and obligations hereunder. Each Fund that is a Nantahala Investor is a third party beneficiary of the Ownership Limit Waiver provided to the Nantahala Investors hereunder, subject to all limitations, terms and conditions provided herein.

3.5. Amendment. This Agreement constitutes the full and entire understanding of the parties with respect to the subject matters herein. No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the parties hereto.

3.6. Waiver. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

3.7.  Incorporation of Recitals. The recitals hereto are incorporated herein as part of this Agreement.

[Signature Page Follows]

Each of the parties has caused this Agreement to be signed by its duly authorized officers as of the date first set forth in the introductory paragraph hereof.

OWENS REALTY MORTGAGE, INC. By: /s/ Bryan Draper Name: Bryan Draper Title: President and Chief Executive Officer	NANTAHALA CAPITAL MANAGEMENT, LLC By: /s/ Daniel Mack Name: Daniel Mack Title: Managing Member